EXHIBIT 5

                            MUNGER, TOLLES & OLSON
                        355 S. Grand Avenue, 35th Floor
                      Los Angeles, California  90071-1560



                                August 31, 1995



Comverse Technology, Inc.
170 Crossways Park Drive
Woodbury, New York  11797

      Re:   Registration Statement on Form S-3

Gentlemen:

      This opinion is rendered in connection with the filing by Comverse Technology, Inc., a New York corporation (the "Company"), of its Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the offer and sale by certain of your shareholders (the "Selling Shareholders") of up to 348,334 shares of the Company's Common Stock, par value of $.10 per share (the "Shares"). We have acted as counsel to the Company in connection with the preparation of the Registration Statement.

      In our capacity as such counsel, we are familiar with the proceedings taken and to be taken by the Company in connection with the authorization and issuance of the Shares by the Company and the sale of the Shares by the Selling Shareholders. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals (or copies certified or otherwise identified to our satisfaction as being true reproductions of originals) of such documents, corporate records and other instruments, and have obtained from officers of the Company and agents thereof such certificates and other representations and assurances, as we have deemed necessary or appropriate for the purposes of this opinion.

      In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the legal capacity of natural persons executing such documents and the authenticity and conformity to original documents of documents submitted to us as certified or photostatic copies. We have also assumed that the compilation of New York law as set forth in Prentice-Hall Information Services, Corporation Statutes, Volume 6 reviewed by us accurately and completely sets forth New York law applicable to the opinions herein.

      Based upon the foregoing, we are of the opinion that the Shares have been duly authorized, and upon issuance, delivery and payment therefor, will be validly issued, fully paid and nonassessable.

      Our opinion herein is limited to the effect on the subject transaction of the federal law of the United States and the law of the State of New York. We assume no responsibility regarding the applicability to, or the effect thereon, of the laws of any other jurisdiction.

      We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters" of the prospectus included therein.

                                                Very truly yours,

                                                MUNGER, TOLLES & OLSON

                                                /s/ Munger, Tolles & Olson